EXHIBIT 5

                [McGUIRE WOODS BATTLE & BOOTHE LLP LETTERHEAD]



                                March 20, 2000


Sonus Communication Holdings, Inc.
1600 Wilson Blvd., Suite 1008
Arlington, Virginia 22201

       Sonus Communication Holdings, Inc. Ammendment No.1 to Form SB-2 Registration Statement

Ladies and Gentlemen:

       We have examined the Registration Statement on Form SB-2 (the "Registration Statement") to be filed by Sonus Communication Holdings, Inc. a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the 2,156,465 shares of common stock issued and outstanding (the "Outstanding Shares"), 1,013,970 common stock purchase warrants (the "Warrants"), and 1,013,970 shares of common stock underlying the Warrants, covered by the Registration Statement (the "Underlying Shares" and, together with the Outstanding Shares and the Warrants, collectively, the "Securities"). The Securities are being registered with the Securities and Exchange Commission on Form SB-2 for the benefit of the selling security holders listed therein.

       Based upon our review of the Company's Certificate of Incorporation and Bylaws and such other documents and records as we have deemed necessary, including certificates provided by officers of the Company as to certain factual matters, which factual matters have not been independently verified, it is our opinion that (i) the Outstanding Shares are legally issued, fully paid and nonassessable shares of common stock of the Company, (ii) the Warrants are legally issued, fully paid and nonassessable securities of the Company, and
(iii) the Underlying Shares, when exercised and paid for in accordance with the terms of the Warrants relating thereto and when issued by the Company, will be legally issued, fully paid and nonassessable shares of common stock of the Company.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                     Very Truly Yours,